Exhibit 23.1

We hereby consent to the incorporation by reference in each Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-6727 and No. 33-98674) of Acrodyne Communications, Inc. of our report dated March 18, 1997 appearing on page 30 of this Form 10-KSB.

/s/ PRICE WATERHOUSE LLP
Philadelphia, PA
April 8, 1997